Exhibit 32.1
Written Statement of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, each a Co-President of American Financial Realty Trust (the “Company”), hereby certify that, to their knowledge on the date hereof:
(a)	the Form 10-Q of the Company for the six months ended June 30, 2007 filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GLENN BLUMENTHAL
Glenn Blumenthal
Co-President and Chief Operating Officer

August 9, 2007

/s/ DAVID J. NETTINA
David J. Nettina
Co-President and Chief Financial Officer

August 9, 2007

/s/ EDWARD J. MATEY JR.
Edward J. Matey Jr.
Co-President and General Counsel

August 9, 2007